UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported) – May 5, 2009

US Oncology Holdings, Inc.

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-144492	20-0873619
Delaware	0-26190	84-1213501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10101 Woodloch Forest

The Woodlands, Texas 77380

(Address of principal executive offices including zip code)

(281) 863-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers

(b),(c)	US Oncology, Inc. and US Oncology Holdings, Inc. (the “Companies”) have announced that, effective May 5, 2009, Kevin F. Krenzke, currently Vice President of Finance of the Companies, will assume the role of Chief Accounting Officer. Mr. Krenzke joined the Companies in July 2005 as its Director of Financial Reporting. Prior to US Oncology, Mr. Krenzke worked as a senior manager in the mergers and acquisitions practice of Deloitte LLP, a public accounting firm from October 2004 to July 2005 and held positions in the financial statement assurance practices of Arthur Andersen LLP and BDO Seidman, LLP from June 1996 to October 2004. Mr. Krenzke is a certified public accountant and earned his Masters in Professional Accounting and Bachelors in Business Administration degrees from the University of Texas at Austin. Vicki H. Hitzhusen, Chief Accounting Officer of each of the Companies prior to Mr. Krenzke’s appointment, will be departing from the Companies, effective May 15, 2009. Ms Hitzhusen joined the Companies in January 2005, after serving on the Board of Directors of the Companies since November 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2009

US ONCOLOGY HOLDINGS, INC.
US ONCOLOGY, INC.

By:	/s/ Phillip H. Watts
Name:	Phillip H. Watts
Title:	Vice President - General Counsel